                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              AVIATION GROUP, INC.

                                TABLE OF CONTENTS

                                       TO

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              AVIATION GROUP, INC.

                                                                            Page

OFFICES AND RECORDS ........................................................ 1
         1.       (a)      REGISTERED OFFICE AND REGISTERED AGENT .......... 1
                  (b)      CORPORATE OFFICES ............................... 1
         2.       (a)      BOOKS AND RECORDS ............................... 1
                  (b)      INSPECTION OF RECORDS ........................... 1

SEAL ....................................................................... 2
         3.       CORPORATE SEAL ........................................... 2

SHAREHOLDERS' MEETINGS ..................................................... 2
         4.       PLACE OF MEETINGS ........................................ 2
         5.       (a)      ANNUAL MEETINGS ................................. 2
                  (b)      SPECIAL MEETINGS ................................ 2
                  (c)      CONSENT OF SHAREHOLDERS IN LIEU OF MEETING ...... 3
                  (d)      MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR
                           COMMUNICATIONS EQUIPMENT ........................ 3
         6.       (a)      NOTICE .......................................... 3
                  (b)      WAIVER OF NOTICE ................................ 4
                  (c)      PRESIDING OFFICIALS ............................. 4
         7.       (a)      BUSINESS WHICH MAY BE TRANSACTED
                           AT ANNUAL MEETINGS .............................. 4
                  (b)      BUSINESS WHICH MAY BE TRANSACTED
                           AT SPECIAL MEETINGS ............................. 4
         8.       QUORUM ................................................... 4
         9.       (a)      PROXIES ......................................... 5
                  (b)      VOTING .......................................... 5
                  (c)      REGISTERED SHAREHOLDERS - EXCEPTIONS -
                           STOCK OWNERSHIP PRESUMED ........................ 5
         10.      SHAREHOLDERS' LISTS ...................................... 5

DIRECTORS .................................................................. 6
         11.      DIRECTORS - NUMBER ....................................... 6
         11A.     STAGGERED BOARD .......................................... 6
         12.      (a)      POWERS OF THE BOARD ............................. 7
                  (b)      INTERESTED DIRECTOR TRANSACTIONS ................ 7
         13.      OFFICES .................................................. 8
         14.      ACCEPTANCE OF ELECTION ................................... 8
         15.      REGULAR MEETINGS - NOTICE ................................ 8
         16.      SPECIAL MEETINGS - NOTICE ................................ 8
         17.      WAIVER OF NOTICE ......................................... 9
         18.      MEETINGS BY CONFERENCE TELEPHONE OR SIMILAR
                  COMMUNICATIONS EQUIPMENT ................................. 9
         19.      ACTION WITHOUT A MEETING ................................. 9
         20.      QUORUM ................................................... 9
         21.      VACANCIES ................................................ 9
         21A.     REMOVAL ................................................. 10
         22.      INDEMNIFICATION AND EXPENSES; LIABILITY OF DIRECTORS
                  AND OFFICERS ............................................ 10
         23.      EXECUTIVE AND OTHER COMMITTEES .......................... 11
         24.      COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS ......... 11

OFFICERS .................................................................. 11
         25.      (a)      OFFICERS - WHO SHALL CONSTITUTE ................ 11
                  (b)      TERM OF OFFICE ................................. 12
                  (c)      OTHER AGENTS ................................... 12
         26.      REMOVAL ................................................. 12
         27.      SALARIES AND COMPENSATION ............................... 12
         28.      DELEGATION OF AUTHORITY TO HIRE, DISCHARGE, AND
                  DESIGNATE DUTIES ........................................ 13
         29.      THE CHAIRMAN OF THE BOARD ............................... 13
         30.      THE PRESIDENT ........................................... 13
         31.      VICE PRESIDENTS ......................................... 14
         32.      THE SECRETARY AND ASSISTANT SECRETARIES ................. 14
         33.      THE TREASURER AND ASSISTANT TREASURERS .................. 15
         34.      DUTIES OF OFFICERS MAY BE DELEGATED ..................... 16

SHARES OF STOCK ........................................................... 16
         35.      PAYMENT FOR SHARES OF STOCK ............................. 16
         36.      CERTIFICATES FOR SHARES OF STOCK ........................ 16
         37.      TRANSFERS OF SHARES - TRANSFER AGENT - REGISTRAR ........ 16
         38.      (a)      FIXING RECORD DATES FOR MEETINGS,
                           DISTRIBUTIONS, ETC. ............................ 17
                  (b)      FIXING RECORD DATES FOR CONSENTS TO ACTION ..... 17
         39.      LOST, DESTROYED, OR STOLEN CERTIFICATES ................. 18
         40.      REGULATIONS ............................................. 18

GENERAL ................................................................... 18
         41.      FIXING OF CAPITAL - TRANSFERS OF SURPLUS ................ 18
         42.      DISTRIBUTIONS OR DIVIDENDS .............................. 19
         43.      CREATION OF RESERVES .................................... 19
         44.      DEPOSITORIES ............................................ 19
         45.      FISCAL YEAR ............................................. 19
         46.      DIRECTORS' ANNUAL STATEMENT ............................. 19
         47.      AMENDMENTS .............................................. 20

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              AVIATION GROUP, INC.

                               OFFICES AND RECORDS

    1.   (a)   Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Texas shall be as stated in the articles of incorporation or as shall be determined from time to time by the board of directors and on file in the appropriate office of the State of Texas pursuant to applicable provisions of law. Unless otherwise permitted by law, the address of the registered office of the corporation and the address of the business office of the registered agent shall be identical.

         (b) Corporate Offices. The corporation may have such corporate offices anywhere within or without the State of Texas as the board of directors from time to time may determine or the business of the corporation may require. The "principal place of business" or "principal business office" or "executive office" of the corporation may be fixed and so designated from time to time by the board of directors, but the location or residence of the corporation in Texas shall be deemed for all purposes to be in the county in which its registered office in Texas is maintained.

     2.  (a)   Books and Records. The corporation shall keep books and records of account and minutes of the proceedings of the corporation's shareholders, board of directors and each committee of the board of directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, if any, books and records in which shall be kept a record of the original issuance of shares and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such share transfer records shall contain the names and addresses of all past and current shareholders of the corporation, the number, the series, and the class of the shares owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

         (b) Inspection of Records. Any person who shall have been a shareholder of the corporation for at least six (6) months immediately preceding his demand, or shall be the registered holder of at least five percent (5%) of all the outstanding shares of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant, or attorney, at any reasonable time or times, for any proper purpose, the corporation's relevant books and records of account, minutes, and share transfer records, and to make extracts therefrom. No shareholder shall use, permit to be used, or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall he furnish or permit to be furnished any information so obtained to any competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation, in such manner and for such amount as may be determined by the board of directors, against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.

                                      SEAL

     3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words: "Corporate Seal - Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             SHAREHOLDERS' MEETINGS

     4. Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the corporation in Texas, except such meetings as the board of directors to the extent permissible by law expressly determines shall be elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, within or without the State of Texas, as the board of directors shall have determined, and as shall be stated in such notice; and, unless specifically prohibited by law, any meeting may be held at any place and time, and for any purpose, if consented to in writing by all of the shareholders entitled to vote thereat.

     5.  (a)   Annual Meetings. An annual meeting of shareholders shall be held on a date designated by the corporation's President which date shall be not later than the last day of November of each year beginning in 1997, or at such other date as shall be designated from time to time by the board of directors and stated in the notice of the meeting, when they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

         (b) Special Meetings. Special meetings of the shareholders may be held for any purpose or purposes and may be called by the chairman of the board, by the president, by the secretary, by the board of directors, or by the holders of, or by any officer or shareholder upon the written request of the holders of not less than ten percent (10%) of all outstanding shares entitled to vote at any such meeting, and shall be called by any officer directed to do so by the board of directors.

         The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

         (c) Consent of Shareholders in Lieu of Meeting. Any action required to be taken or which may be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by all the shareholders entitled to vote with respect to the subject matter thereof. The secretary shall file such consents with the minutes of the meetings of the shareholders.

         (d) Meetings by Conference Telephone or Similar Communications Equipment. Subject to the requirements for notices of meetings, unless otherwise restricted by the articles of incorporation or these bylaws or by law, shareholders may participate in and hold a meeting of shareholders by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting, except where a person participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.  (a)   Notice.

               (i) Written or printed notice of each meeting of the shareholders, whether annual or special, stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

              (ii) Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the share transfer records of the corporation.

              (iii) Any notice required to be given to the shareholders under this Section 6(a) shall also be given to The Pacific Stock Exchange Incorporated and to The Nasdaq Stock Market if, as, when, and for so long as, any capital stock of the corporation is listed on such exchanges or quoted on the Nasdaq Stock Exchange.

         (b) Waiver of Notice. Whenever any notice is required to be given under the provisions of these bylaws, of the articles of incorporation, or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     To the extent provided by law, attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting.

         (c) Presiding Officials. Every meeting of the shareholders, for whatever object, shall be convened by the president, or by the officer or any of the persons who called the meeting by notice as above provided, but it shall be presided over by the officers specified in Sections 29, 30 and 31 of these bylaws; provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary contained elsewhere in these bylaws, may select any persons of their choosing to act as chairman and secretary of such meeting or any session thereof.

     7.  (a)   Business Which May Be Transacted at Annual Meetings. At each annual meeting of the shareholders, the shareholders shall elect a board of directors to hold office until the next succeeding annual meeting or until their successors shall have been elected and qualified and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

         (b) Business Which May Be Transacted at Special Meetings. Business transacted at all special meetings of the shareholders shall be confined to the purposes stated in the notices of such meetings, unless the transaction of other business is consented to by the holders of all the outstanding shares of stock of the corporation entitled to vote thereat.

     8. Quorum. Unless otherwise provided by law or by the articles of incorporation, the holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Unless otherwise provided by law or by the articles of incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided by law or by the articles of incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting. At any subsequent session of the meeting at which a quorum is present in person or by proxy any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present.

     9.  (a)   Proxies. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by such shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder, shall be treated as an execution in writing for these purposes. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

         (b) Voting. Each shareholder shall have one vote for each share of stock entitled to vote under the provisions of the articles of incorporation and which is registered in his name on the books of the corporation, and in the election of directors shall have for each such share one vote for one candidate for each directorship to be filled, cumulative voting not being permitted.

         No person shall be admitted to vote on any shares of the corporation belonging or hypothecated to the corporation.

         (c) Registered Shareholders Exceptions Stock Ownership Presumed. The corporation may regard the person in whose name any shares issued by the corporation are registered in the share transfer records of the corporation at any particular time as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with applicable law, or giving proxies with respect to those shares, and the term "shareholder" as used in these bylaws means one who is a holder of shares so registered in the share transfer records of the corporation.

     10. Shareholders' Lists. A complete list of the shareholders entitled to vote at each meeting of the shareholders, or any adjournments thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared at least ten (10) days before each such meeting by the officer or agent of the corporation having charge of the share transfer records of the corporation, and, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall at any time during the usual hours for business be subject to inspection by any shareholder. Such list or a duplicate thereof also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Subject to the provisions of Section 38 hereof, the original list or share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such share transfer records or to vote at any meeting of shareholders.

          Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

                                    DIRECTORS

     11. Directors-Number. Unless and until changed by the board of directors as hereinafter provided, the number of directors to constitute the board of directors shall be the same number as that provided for the first board in the articles of incorporation. Directors need not be residents of the state of Texas or shareholders unless the articles of incorporation at any time so require. The board of directors shall have the power to change the number of directors by resolution adopted by a majority of the whole board, provided that any notice required by law of any such change is duly given, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. At each annual meeting of shareholders the shareholders shall elect directors to hold office until the next succeeding annual meeting. Unless removed in accordance with provisions of these bylaws or the articles of incorporation, each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

     At any meeting of shareholders called expressly for that purpose any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to any further restrictions on removal that may be contained in these bylaws.

     11A. Staggered Board. Commencing with the special meeting of shareholders held in February, 1997, in lieu of electing the whole number of directors annually, the directors, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class ("Class I") to expire at the annual meeting of shareholders to be held in 1997, the term of office of the second class ("Class II") to expire at the annual meeting of shareholders to be held in 1998, and the term of office of the third class ("Class III") to expire at the annual meeting of shareholders to be held in 1999, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed. At each annual meeting of shareholders, commencing with the annual meeting of shareholders to be held in 1997, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed, and (ii) if authorized by a resolution of the board of directors, directors may be elected to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created. The initial Class III director shall be Lee Sanders. The initial director or directors in each class shall be determined by the election of shareholders at the special meeting of the shareholders held in February, 1997. Notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 11A may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80 percent of the combined voting stock of the corporation voting together as a single class at a meeting of shareholders called by the action of the board of directors.

     12. (a)   Powers of the Board. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors of the corporation, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the articles of incorporation or these bylaws, to do or cause to be done any and all lawful things for and on behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges, and franchises, and to seek the effectuation of its objects and purposes.

         (b) Interested Director Transactions. Unless otherwise provided by law, the articles of incorporation, or these bylaws, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

     13. Offices. The directors may have one or more offices, and keep the books of the corporation (except share transfer records and such other books and records as may by law be required to be kept at a particular place) at such place or places within or without the State of Texas as the board of directors may from time to time determine.

     14. Acceptance of Election. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the newly-elected directors shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

     15. Regular Meetings Notice. Regular meetings of the board may be held without notice at such times and places either within or without the State of Texas as shall from time to time be fixed by resolution adopted by the full board of directors. Any business may be transacted at a regular meeting.

     16. Special Meetings Notice. Special meetings of the board may be called at any time by the chairman of the board, the president, any vice president, or the secretary, or by any one or more of the directors. The place may be within or without the State of Texas as designated in the notice.

     Written or printed notice of each special meeting of the board, stating the place, day, and hour of the meeting and to the extent, if any, required by the articles of incorporation or by law, the purpose or purposes thereof, shall be mailed to each director at least three (3) days before the day on which the meeting is to be held, or shall be delivered to him personally or sent to him by telegram at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon prepaid and addressed to the director at his residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company, addressed to the director at his residence or usual place of business as indicated on the records of the corporation, with the cost of transmission prepaid. The notice may be given by any officer having authority to call the meeting or by any director.

     "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     17. Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of these bylaws, the articles of incorporation, or of any law, a waiver thereof in writing signed by such director, whether before or after the time stated therein, shall be equivalent to the giving of such notice. To the extent provided by law, attendance of a director at any meeting shall constitute a waiver of notice of such meeting.

     18. Meetings by Conference Telephone or Similar Communications Equipment. Subject to the requirements for notice of meetings, unless otherwise restricted by the articles of incorporation or these bylaws or by law, members of the board of directors of the corporation, or members of any committee designated by the board, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment whereby all persons participating in a meeting in this manner can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting, except when a person participates in a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     19. Action Without a Meeting. Any action which is required to be or may be taken at a meeting of the directors, or of the executive committee or any other committee of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the board or of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting duly held. The secretary shall file such consents with the minutes of the meetings of the board of directors or of the committee as the case may be.

     20. Quorum. At all meetings of the board a majority of the full board of directors shall, unless a greater number as to any particular matter is required by law, the articles of incorporation or these bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by law, the articles of incorporation or these bylaws, shall be the act of the board of directors.

     21. Vacancies. Unless otherwise provided in the articles of incorporation or by law, vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or by election at an annual or special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, any vacancies in such directorships and any newly created directorship for such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorship shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the articles of incorporation.

     21A. Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of shares or any such group are entitled to elect one or more directors by the provisions of the Articles of Incorporation, only the holders of shares of that class or series or group shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series or group.

     22. Indemnification and Expenses; Liability of Directors and Officers. The corporation shall (i) indemnify any person who is or was a director, officer, employee, or agent of the corporation, or while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may or is required to grant indemnification to a director under the Texas Business Corporation Act as now written or as hereafter amended, and (ii) shall pay or reimburse reasonable expenses (including court costs and attorneys' fees) incurred by any such person who was, is, or is threatened to be named defendant or respondent in a proceeding (including any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in any such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding), in advance of the final disposition of the proceeding, to the fullest extent that a corporation may or is required to advance such expenses to a director under the Texas Business Corporation Act as now written or as hereafter amended. The corporation may indemnify and advance expenses to any person to such further extent as permitted by law.

     The corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named hereinabove as allowed under the Texas Business Corporation Act, as now written or as hereafter amended.

     Except as otherwise provided by the Texas Business Corporation Act, as now written or as hereafter amended, with respect to directors and shareholders, no person shall be liable to the corporation for any loss, damage, liability, or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other corporation which he serves as a director or officer at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other corporation, or upon statements made or information furnished by directors, officers, employees, or agents of the corporation, or of such other corporation, which he had no reasonable grounds to disbelieve.

     23. Executive and Other Committees. The board of directors, by resolution or resolutions adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees, each of which committees, to the extent provided in said resolution or resolutions, shall have and may exercise all the authority of the board of directors in the management of the corporation, except to the extent expressly prohibited by the Texas Business Corporation Act; provided, however, that the designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Each committee so designated shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the corporation. The secretary or an assistant secretary of the corporation may act as secretary for any such committee if such committee so requests.

     24. Compensation of Directors and Committee Members. Directors and members of all committees shall not receive any stated salary for their services as such, unless authorized by resolution of the board. Also, by resolution of the board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors or any committee thereof. Nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                                    OFFICERS

     25. (a)   Officers Who Shall Constitute. The officers of the corporation shall consist of a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries, and one or more assistant treasurers. The board shall elect a president and a secretary at its first meeting after each annual meeting of the shareholders. The board then, or from time to time, also may elect one or more of the other prescribed officers as it shall deem advisable, but need not elect any officers other than a president and a secretary. The board may, if it desires, elect or appoint additional officers as may be deemed necessary, and may further identify or describe any one or more of the officers of the corporation.

         The officers of the corporation need not be members of the board of directors. Any two or more offices may be held by the same person.

         An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board also may require his written acceptance and promise faithfully to discharge the duties of such office.

         (b) Term of Office. Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation, or removal by the board, whichever first occurs. In any event, each officer of the corporation who is not reelected or reappointed at the annual election of officers by the board next succeeding his election or appointment shall be deemed to have been removed by the board, unless the board provides otherwise at the time of his election or appointment.

         (c) Other Agents. The board from time to time also may appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

     26. Removal. Any officer or agent or member of a committee elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

     27. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased, or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, unless prohibited by law, may be delegated by the board to the chairman of the board, the president, or a committee. Salaries and compensation of all appointed officers and agents, and of all employees of the corporation, may be fixed, increased, or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or by such other officer or officers as may be empowered by the board of directors to do so.

     28. Delegation of Authority to Hire, Discharge, and Designate Duties. The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge, fix, and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants, and other experts.

     29. The Chairman of the Board. If a chairman of the board be elected, he shall, except as otherwise provided for in Section 6(c) of these bylaws, preside at all meetings of the shareholders and directors at which he may be present and shall have such other duties, powers, and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine, and, to the extent permissible by law, the board may designate the chairman of the board as the chief executive officer of the corporation with all of the powers otherwise conferred upon the president of the corporation under Section 30 of these bylaws, or it may, from time to time, divide the responsibilities, duties, and authority for the general control and management of the corporation's business and affairs between the chairman of the board and the president. If the chairman of the board is designated as the chief executive officer of the corporation, notice thereof shall be given to the extent and in the manner as may be required by law.

     30. The President. Unless the board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as usually are vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the board. Except as otherwise provided for in Section 6(c) of these bylaws, the president, in the absence of the chairman of the board or if there be no chairman of the board, shall preside at all meetings of the shareholders and directors.

     The president may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation, may cause the seal to be affixed thereto, and may execute all other instruments for and in the name of the corporation.

     Unless the board otherwise provides, the president, or any person designated in writing by him, may (i) attend meetings of shareholders of other corporations to represent this corporation thereat and to vote or take action with respect to the shares of any such corporation owned by this corporation in such manner as he or his designee may determine, and (ii) execute and deliver waivers of notice and proxies for and in the name of this corporation with respect to shares of any such corporation owned by this corporation.

     He shall, unless the board otherwise provides, be an ex officio member of all standing committees.

     He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

     If a chairman of the board be elected and designated as the chief executive officer of the corporation, as provided in Section 29 of these bylaws, the president shall perform such duties as may be specifically delegated to him by the board of directors or are conferred by law exclusively upon him, and in the absence, disability, or inability or refusal to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.

     31. Vice Presidents. In the absence, disability, or inability or refusal to act of the president, any vice president may perform the duties and exercise the powers of the president, until the board otherwise provides. Vice presidents shall perform such other duties as the board shall from time to time prescribe.

     32. The Secretary and Assistant Secretaries. The secretary shall attend all sessions of the board and, except as otherwise provided for in Section 6(c) of these bylaws, all meetings of the shareholders, shall prepare minutes of all proceedings at such meetings, and shall preserve them in a minute book of the corporation. He shall perform similar duties for the executive and other standing committees when requested by the board or any such committee.

     He shall see that all books, records, lists, and information, or duplicates, required to be maintained at the registered or other office of the corporation in Texas, or elsewhere, are so maintained.

     He shall keep in safe custody the seal of the corporation and, when duly authorized to do so, shall affix it to any instrument requiring a corporate seal, and, when so affixed, he shall attest the seal by his signature.

     He shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

     He shall have the general duties, powers, and responsibilities of a secretary of a corporation.

     Any assistant secretary, in the absence, disability, or inability or refusal to act of the secretary, may perform the duties and exercise the powers of the secretary until the board otherwise provides. Assistant secretaries shall perform such other duties and have such other authority as the board may from time to time prescribe.

     33. The Treasurer and Assistant Treasurers. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board.

     He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors, whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

     He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

     He shall have the general duties, powers, and responsibility of a treasurer of a corporation, and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

     If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control which belong to the corporation.

     Any assistant treasurer, in the absence, disability, or inability or refusal to act of the treasurer, may perform the duties and exercise the powers of the treasurer until the board otherwise provides. Assistant treasurers shall perform such other duties and have such other authority as the board may from time to time prescribe.

     34. Duties of Officers May Be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, for the time being, some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board of directors concurs.

                                SHARES OF STOCK

     35. Payment for Shares of Stock. The corporation shall not issue shares of stock except for money paid, labor done, or property actually received. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage, or otherwise, shall be considered as payment of any part of the share or shares issued, and no loan of money for the purposes of such payment shall be made by the corporation.

Shares may not be issued until the full amount of consideration for such shares has been paid to the corporation.

     36. Certificates for Shares of Stock. The certificates for shares of stock of the corporation shall be numbered and shall be in such form as may be prescribed by the board of directors in conformity with law. The issuance of shares shall be entered in the share transfer records of the corporation as they are issued. Such entries shall show the name and address of the person, firm, partnership, corporation, or association to whom each certificate is issued. Each certificate shall have printed, typed, or written thereon the name of the person, firm, partnership, corporation, or association to whom it is issued and the number of shares represented thereby. It shall be signed by an officer of the corporation, and may be sealed with the seal of the corporation, which signature and seal may be facsimiles. In case such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer were such officer at the date of its issuance.

     37. Transfers of Shares Transfer Agent Registrar. Transfers of shares of stock shall be made in the share transfer records of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The share transfer records shall be in the possession of the secretary or of a transfer agent for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable, but until and unless the board appoints some other person, firm, or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

     38. (a)   Fixing Record Dates for Meetings, Distributions, Etc. For the
purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive any distribution or dividend (other than a purchase or redemption by the corporation of any of its own shares), or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the board of directors of the corporation may provide that the share transfer records shall be closed for a stated period, which shall not exceed sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed by the board of directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution or dividend (other than a repurchase or redemption by the corporation of any of its own shares), the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

         (b) Fixing Record Dates for Consents to Action. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or an agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

     39. Lost, Destroyed, or Stolen Certificates. The board of directors may direct a new certificate to be issued in lieu of any theretofore issued by the corporation that is alleged to have been lost, destroyed, or wrongfully taken, if before the corporation has notice that the shares represented by such certificate have been acquired by a bona fide purchaser, the owner of such shares submits to the corporation an affidavit in form and substance satisfactory to the corporation's counsel, of the fact of loss, destruction, or wrongful taking by the person alleging the certificate to have been lost, destroyed, or wrongfully taken. When authorizing such issuance of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, destroyed, or wrongfully taken certificate, or his legal representative, to give the corporation a bond in such sum and form, and with such surety or sureties, as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, destroyed, or wrongfully taken, or may require both such conditions or any other reasonable conditions or requirements; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the board it is proper to do so.

     40. Regulations. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion, and registration of certificates for shares of stock of the corporation, that are not inconsistent with the laws of Texas, the articles of incorporation, or these bylaws.

                                     GENERAL

     41. Fixing of Capital Transfers of Surplus. Except as may be specifically otherwise provided in the articles of incorporation or by law, the board of directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

         (i) determining what part of the consideration received for shares of the corporation shall be stated capital;

         (ii)      increasing stated capital;

         (iii)     transferring surplus to stated capital;

         (iv) determining the consideration to be received by the corporation for its shares; and

         (v)       determining all similar or related matters;

provided that any concurrent action or consent by or of the corporation and its shareholders, required to be taken or given pursuant to law, shall be duly taken or given in connection therewith.

     42. Distributions or Dividends. Distributions or dividends upon the outstanding shares of the corporation, subject to the provisions of the articles of incorporation and of any applicable law, may be declared by the board of directors at any meeting. Distributions or dividends may be paid in cash, in property, or in shares of the corporation's stock.

     Liquidating distributions or dividends or distributions or dividends representing paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     43. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for any other purpose deemed by the board to be conducive to the interests of the corporation, and the board may abolish any such reserve in the manner in which it was created.

     44. Depositories. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or other depositories as the board of directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the board of directors. The board of directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or other depositories in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the board of directors or by an authorized officer or officers as aforesaid.

     45. Fiscal Year. The board of directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

     46. Directors' Annual Statement. The board of directors may present at each annual meeting, and when called for by vote of the shareholders shall present to any annual or special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

     47. Amendments. The bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, in the manner provided by law and the articles of incorporation, if any provision be made therein.

                                   CERTIFICATE

     The undersigned secretary of Aviation Group, Inc., a Texas corporation, hereby certifies that the foregoing amended and restated bylaws are the bylaws of said corporation adopted by the board of directors of said corporation effective on the date hereof.

     DATED as of May 12, 1997.

                                            /s/ DENA LOOPER
                                            ---------------
                                            Dena Looper, Secretary

              FIRST AMENDMENT TO THE AMENDED AND RESTATED BYLAWS
                                       OF
                              AVIATION GROUP, INC.

         The First Amendment to the Amended and Restated Bylaws (the "Amendment") of Aviation Group, Inc., a Texas corporation (the "Corporation"), is effective as of May 3, 2000, after having been duly approved by the Board of Directors of the Corporation.

         All capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Bylaws of the Corporation.

         The Bylaws of the Corporation are hereby amended as follows:

1. Sections 5(a) and (b) are hereby deleted and replaced to read in their entirety as follows:

         "5.      (a)   Annual Meetings.

                  (i) The annual meeting of the shareholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the board of directors. Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made: (A) pursuant to the corporation's notice of meeting of shareholders; (B) by or at the direction of the board of directors; or (C) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in the following paragraph who is entitled to vote at the meeting and who complied with the notice procedures set forth in
Section 5(a)(ii).

                  (ii) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 5(a)(i) of these bylaws, (A) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, (B) such other business must be a proper matter for shareholder action under the Texas Business Corporation Act,
(C) if the shareholder or the beneficial owner on whose behalf any such proposal or nomination is made has provided the corporation with a Solicitation Notice (as defined in this Section 5(a)(ii)), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (D) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5(a). To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty(30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time (the "1934 Act") (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

                  (iii) Notwithstanding anything in the second sentence of
Section 5(a)(ii) of these bylaws to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this
Section 5(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                  (iv) Only such persons who are nominated in accordance with the procedures set forth in this Section 5(a) shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5(a). Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

                  (v) Notwithstanding the foregoing provisions of this Section 5(a), in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

                  (vi) For purposes of this Section 5(a), "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the 1934 Act.

                  (b)   Special Meetings.

                  (i) Special meetings of the shareholders of the corporation may be called, for any purpose or purposes, by (A) the Chairman of the board of directors, (B) the Chief Executive Officer, (C) the President, or (D) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), and shall be held at such place, on such date, and at such time as the board of directors, shall fix.

                  (ii) If a special meeting is properly called by any person or persons other than the board of directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the board of directors, the Chief Executive Officer, the President or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more then one hundred twenty (120) days after the date of receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 6(a) of these bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice.

Nothing contained in this paragraph (ii) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

                  (iii) Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (A) by or at the direction of the board of directors or (B) by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in these bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 5(b)(iii). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by Section 5(a)(ii) of these bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above."

         2. Section 6(c) is hereby deleted and replaced to read in its entirety as follows:

         "6.      (c)   Organization.

                  (i) At every meeting of shareholders, the Chairman of the board of directors, or, if a Chairman has not been appointed or is absent, the Chief Executive officer, or, if the Chief Executive officer is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                  (ii) The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or other business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure."

3. Section 21 is hereby deleted and replaced to read in its entirety as follows:

         "21.     Vacancies; Resignation.

                  (a) Vacancies. Unless otherwise provided in the articles of incorporation, any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the board of directors shall be deemed to exist under this bylaw in the case of the death, removal or resignation of any director.

                  (b) Resignation. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the board of directors. If no such specification is made, it shall be deemed effective at the pleasure of the board of directors. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified."

4. Section 47 is hereby deleted and replaced to read in its entirety as follows:

         "47. Amendments. These bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting share of the corporation entitled to vote. The board of directors shall also have the power to adopt, amend, or repeal any bylaws."

                                   CERTIFICATE

         The undersigned secretary of Aviation Group, Inc., a Texas corporation, hereby certifies that the foregoing First Amendment to the Amended and Restated Bylaws of said corporation have been duly adopted by the board of directors of said corporation, effective on the date hereof.

         Dated as of May 3, 2000.

                                        /s/ RICHARD L. MORGAN
                                        ---------------------
                                        Richard L. Morgan, Secretary